LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these presents, that the undersigned's hereby makes, constitutes and appoints each of Diane L. Renihan, Donald R. Rench and Raelynn Hulse, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4,
and 5 (including any amendments thereto) with respect to the securities of Coinstar, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any of the attorneys-in-fact and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:

(1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither
the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

(4)	although the Company will use commercially reasonable best
efforts to timely and accurately file Section 16 reporting forms on behalf of the undersigned within the required report deadlines, the Company does not represent or warrant that it will be able to do so at all times due to varius factors, including but not limited to the shorter reporting deadlines mandated by the Sarbanes-Oxley Act of 2002, possible time zone differences, and the Company's need to rely on others, including brokers; and

(5)	this Limited Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

	The
undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for an on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This
Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactins in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused this Limited Power of Attorney to be executed as of this _______ day of ___________, ___________.






									   _________________________________
						Signature




									   _________________________________

						Print Name



STATE OF

COUNTY OF




	On this ___________ day of ____________, ______________,
________________ personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.


	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




									   _________________________________

						Notary Public




_________________________________
						My Commission Expires: